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                                                                   EXHIBIT 2.4.2

                                FIRST AMENDMENT
                                      TO
                           ASSET PURCHASE AGREEMENT



  This First Amendment to Asset Purchase Agreement is made and entered this 29th day of May, 1998, effective May 1, 1998, by and between ADVANTAGE TECHNOLOGY, INC., a Pennsylvania corporation ("Seller"), OPSEC ADVANTAGE, INC., a Colorado corporation ("Buyer"), and MICHAEL F. BRENNAN AND JOSEPH F. LYALL (the "Shareholders").


                                 RECITALS
                                 --------



  .A. The parties have executed an Asset Purchase Agreement effective May 1, 1998 (the "Agreement") pursuant to which Seller is selling and Buyer is buying certain assets of Seller, and Buyer is assuming certain liabilities of Seller.

  .B. The parties wish to amend the Agreement under the terms of this First Amendment.

  THEREFORE, in consideration of the recitals, the mutual promises, agreements, representations, and closing of the Agreement, the parties agree as follows:

  ..1. Paragraph 1.1 Cash Payment, set forth in the Agreement, is deleted and
                     ------------
replaced with the following:


       1.1  Cash Payment.  $2,000,000.00 to be paid in accordance with a non-
            ------------
     negotiable promissory note delivered by Buyer to Seller at Closing (the "Promissory Note") in the form prescribed by FIRST AMENDMENT EXHIBIT A attached hereto and incorporated herein by reference.

  ..2.  Paragraph 13.2 Closing Transactions, of the Agreement is modified to
                       --------------------
add the following:

        13.2.12  Buyer shall execute and deliver the Promissory Note to Seller.

  ..3. In all other respects, the Agreement shall remain unmodified and in full force and effect.
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IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the date stated above.

                                SELLER:

                                ADVANTAGE TECHNOLOGY, INC.



                                By:  /s/ Michael F. Brennan
                                   ------------------------------------
                                 Michael F. Brennan, President


                                BUYER:

                                OPSEC ADVANTAGE, INC.


                                By:  /s/ Mark T. Turnage
                                   ------------------------------------
                                 Mark T. Turnage, Vice President


                                THE SHAREHOLDERS:



                                  /s/ Michael F. Brennan
                                ---------------------------------------
                                Michael F. Brennan



                                  /s/ Joseph G. Lyall
                                ---------------------------------------
                                Joseph G. Lyall

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